Exhibit 10.2

Execution Version

SCHEDULE
to the
MASTER AGREEMENT
dated as of January 24, 2008 between
WACHOVIA BANK, NATIONAL ASSOCIATION (“Party A”)
and WACHOVIA AUTO LOAN OWNER TRUST 2008-1 (“Party B”)

Part 1.                      Termination Provisions

(a)           “Specified Entity” means, with respect to Party A for all purposes of this Agreement, none specified, and with respect to Party B for all purposes of this Agreement, none specified.

(b)           “Specified Transaction” has its meaning as defined in Section 14 of this Agreement.

(c)           The “Automatic Early Termination” provision of Section 6(a) of this Agreement does not apply to Party A or Party B.

(d)           The “Transfer to Avoid Termination Event” provision of Section 6(b)(ii) shall be amended by deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party.”

(e)           Payments on Early Termination.  Except as otherwise provided in this Schedule, “Market Quotation” and the “Second Method” apply.  In the case of any Terminated Transaction that is, or is subject to, any unexercised option, the words “economic equivalent of any payment or delivery” appearing in the definition of “Market Quotation” shall be construed to take into account the economic equivalent of the option.

(f)           “Termination Currency” means United States Dollars.

(g)           Timing of Party B Termination Payment.  If an amount calculated as being due in respect of an Early Termination Date under Section 6(e) of this Agreement is an amount to be paid by Party B to Party A then, notwithstanding the provisions of Section 6(d)(ii) of this Agreement, such amount will be payable on the first Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Date until paid in full (or, if such Early Termination Date is the final Distribution Date, on such final Distribution Date; provided that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, then the payment will be payable on the date determined in accordance with Section 6(d)(ii).

(h)           Limitation on Defaults by Party A and Party B.  The Events of Default specified in Section 5 of this Agreement shall not apply to Party A or Party B except for the following:

(i)              Section 5(a)(i) of this Agreement (Failure to Pay or Deliver) subject to the provisions of the last paragraph of this Part 1(h);

(ii)             With respect to Party A only, Section 5(a)(ii) of this Agreement (Breach of Agreement); provided that Section 5(a)(ii) will not apply to Party A with respect to Party A's failure to comply with its obligations under Part 5(b)(ii) or 5(b)(iii) herein or under the Credit Support Annex;

(iii)            With respect to Party A only, Section 5(a)(iii) of this Agreement (Credit Support Default) subject to the provisions of the last paragraph of this Part 1(h); provided that Section 5(a)(iii)(1) shall apply to Party B with respect to Party B’s obligations under Paragraph 3(b) of any Credit Support Annex;

(iv)            With respect to Party A only, Section 5(a)(iv) of this Agreement (Misrepresentation);

(v)             With respect to Party A only, Section 5(a)(vi) of this Agreement (Cross Default).  For the purposes of this Part 1 h(v), “Threshold Amount” shall mean, with respect to Party A, (x) 3% of Wachovia Bank, National Association’s “Total Equity Capital” as described in its most recently published Call Report, or (y) if Party A is not Wachovia Bank, National Association, 3% of the shareholder’s equity (excluding deposits) of such Person; “Specified Indebtedness,” with respect to Party A, shall have the meaning specified in Section 14, provided that Specified Indebtedness shall not include deposits received in the course of Party A’s ordinary banking business; and “Call Report” shall mean, a “Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Officers” of Wachovia Bank, National Association, filed with Federal Deposit Insurance Corporation on a quarterly basis or, if such form is not required to be filed, such other comparable form applicable to Wachovia Bank, National Association from time to time.

(vi)            Section 5(a)(vii) of this Agreement (Bankruptcy); provided that clauses (2), (7) and (9) thereof shall not apply with respect to Party B, provided further that clause (4) shall not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates, provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is effected by or pursuant to the Basic Documents or (ii) any appointment to which Party B has not become subject, and provided further that clause (8) shall apply to Party B to the extent that such clause (8) relates to clauses (1), (3), (4), (5) and (6) (except to the extent that such provisions are not applied to Party B); and

(vii)           Section 5(a)(viii) of this Agreement (Merger Without Assumption).

Notwithstanding Sections 5(a)(i) and 5(a)(iii) of this Agreement, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not be an Event of Default unless (A) (i) the Second Rating Trigger Requirements apply and at least 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A, or (B) (i) a Ratings Event has occurred and is continuing and at least 10 Local Business Days (or 30 calendar days, in the case of Fitch) have elapsed since the date a Ratings Event occurred and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(i)        Limitation on Termination Events by Party A and Party B.  The Termination Events specified in Section 5 of this Agreement shall not apply to Party A or Party B except for the following:

(i)        Section 5(b)(i) of this Agreement (Illegality);

(ii)       Section 5(b)(ii) of this Agreement (Tax Event); provided that Section 5(b)(ii) shall be amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”; and

(iii)         Section 5(b)(iii) of this Agreement (Tax Event Upon Merger); provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(j)           Additional Termination Events.  The occurrence of any of the following events shall be an Additional Termination Event.

(i)               First Rating Trigger Collateral. Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and either (1) the Second Rating Trigger Requirements do not apply or (2) less than 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply.  With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(ii)                      Second Rating Trigger Replacement.  (1) The Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (2) at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation (on the basis that paragraphs (i) and (iii) in Part 1(k) (Calculations) below apply) and which remains capable of becoming legally binding upon acceptance.  With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

The “Second Rating Trigger Requirements” applies when no Relevant Entity has credit ratings at least equal to the Second Trigger Required Ratings.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

(iii)                      Collateralization Event.  Party A fails to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex.  With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(iv)                      Ratings Event.  Upon the occurrence and continuation of a Ratings Event, Party A fails to comply with the provisions as set forth in Part 5(b)(iii), after giving effect to the relevant time frame specified therein.  With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(v)               Termination.  Wachovia Auto Loan Owner Trust 2008-1 is terminated or otherwise dissolved.  With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(vi)                      Acceleration.  The Indenture Trustee declares the Notes due and payable for any reason and such declaration is (or becomes) unrescindable or irrevocable.  With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(vii)                      Redemption.  Any mandatory redemption, auction call redemption, optional redemption, tax redemption, clean-up call or other prepayment in full or repayment in full of all Notes outstanding occurs under the Indenture (or any notice is given to that effect and such mandatory redemption, auction call redemption, optional redemption, tax redemption, clean-up call or other prepayment or repayment is not capable of being rescinded).  With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(viii)                      Default.  Any Event of Default (as defined in the Indenture) occurs under the Indenture (or any notice is given by the Indenture Trustee or any other authorized party to that effect), the Notes have been declared due and payable under the Indenture (and such declaration has not been rescinded and annulled in accordance with the Indenture), and the Indenture Trustee, the Noteholders or any other party authorized under the terms of the Basic Documents or by law: (1) sells, liquidates or disposes of any of the Collateral under the Indenture; (2) institutes Proceedings for the collection of all amounts payable under the Indenture; (3) institutes Proceedings for the complete or partial foreclosure of the Indenture with respect to the Collateral; or (4) exercises any remedies of a secured party under the UCC with respect to the Collateral, and any such action is not subject to judgment or final decree.  With respect to the foregoing

Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions; provided, however, that in connection with the foregoing Additional Termination Event, for purposes of designating any Early Termination Date, notwithstanding anything contained in Section 6(b) of this Agreement to the contrary, either Party A or Party B shall be permitted to designate an Early Termination Date; provided further that the Early Termination Date shall be no earlier than the day the notice of commencement of liquidation is effective and can no longer be rescinded or annulled.

(ix)                      Amendment.  The Indenture, the Sale and Servicing Agreement, or any provision or definition set forth in any other Basic Document which is incorporated by reference in the Indenture or Sale and Servicing Agreement is amended or modified without the prior written consent of Party A where such consent is required under the terms of the related Basic Document, and such amendment or modification could have a material adverse effect on Party A; provided, however, that it shall not be an Additional Termination Event where such amendment or modification involves the appointment of any successor trustee, master servicer or  pursuant to the terms of the Indenture.  With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

Notwithstanding anything in Section 6 of this Agreement and Part 1(g) hereof to the contrary, any amounts due as result of the occurrence of an Additional Termination Event described in Part 1(j)(v) through (ix) of this Schedule may be calculated prior to the Early Termination Date and shall be payable on the Early Termination Date.

(k)           Calculations.  Notwithstanding Section 6 of this Agreement, for so long as Party A is (A) the sole Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, the following shall apply:

(i)               The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Eligible Replacement to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B.

(ii)                      The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding; provided that:

(A)                      If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Party B may specify in writing to Party A (but in either case no later than the Early Termination Date) (such day the “Latest Settlement Amount Determination Day”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest Market Quotation of such Market Quotations expressed as a positive number, or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

(B)                      If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(iii)                      In determining whether or not a Firm Offer satisfies the condition in sub paragraph (4) of the definition of Market Quotation,  Party B shall act in a commercially reasonable manner.

(iv)                     At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations.

(v)                     If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(vi)                     If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

Second Method and Market Quotation.  If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).

(l)           Designation of Early Termination Date; Amendments.  Notwithstanding any other provision of this Agreement, (A) Party B shall not designate an Early Termination Date unless each Rating Agency has been given prior written notice of such designation and (B) this Agreement may not be amended, modified or waived  unless each Rating Agency has been given prior written notice of such amendment or designation and the Rating Agency Condition is satisfied.

Part 2.                      Tax Provisions

(a)           Payer Tax Representations.  For the purpose of Section 3(e) of this Agreement, each party makes the following representation:

None.

(b)           Gross Up.  Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(c)           Indemnifiable Tax.  The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

(d)           Payee Tax Representations.  For the purpose of Section 3(f) of this Agreement:

(i)               Party A makes the following representation(s):  None

(ii)                      Party B makes the following representation(s):  None

(e)           Tax Forms.

(i)               Delivery of Tax Forms.  For the purpose of Section 4(a)(i), and without limiting Section 4(a)(iii), each party agrees to duly complete, execute and deliver to the other party the tax forms specified below with respect to it (A) on the Closing Date, (B) promptly upon reasonable demand by the other Party and (C) promptly upon learning that any such form previously provided by such Party has become obsolete or incorrect.

(ii)                      Tax Forms to be Delivered by Party A:

None specified.

(iii)                      Tax forms to be Delivered by Party B:

Subject to Section 4(a)(iii), any document required or reasonably requested to allow Party A to make payments under this Agreement without any deduction or withholding on account of any Tax.

Part 3.                      Documents

(a)           Delivery of Documents.  When it delivers this Agreement, each party shall also deliver its Closing Documents to the other party in form and substance reasonably satisfactory to the other party.  For each Transaction, a party shall deliver, promptly upon request, a duly executed incumbency certificate for the person(s) executing the Confirmation for that Transaction on behalf of that party.

(b)           Closing Documents.

(i)               For Party A, “Closing Documents” mean:

(A)                      an opinion of Party A’s counsel addressed to Party B and the Rating Agencies in form and substance acceptable to Party B and the Rating Agencies;

(B)                      a duly executed incumbency certificate for each person executing this Agreement for Party A, or in lieu thereof, a copy of the relevant pages of its official signature book; and

(C)                      each Credit Support Document (if any) specified for Party A in this Schedule, together with a duly executed incumbency certificate for the person(s) executing that Credit Support Document, or in lieu thereof, a copy of the relevant pages of its official signature book.

(ii)                      For Party B, “Closing Documents” mean:

(A)                      an opinion of Party B’s counsel addressed to Party A and the Rating Agencies in form and substance acceptable to Party A and the Rating Agencies;

(B)                      a duly executed copy of the Indenture and the other Basic Documents relating thereto and referred to therein, executed and delivered by the parties thereto; and

(C)               a copy, certified by the secretary or assistant secretary of Party B, of the resolutions of the board of directors of Party B authorizing the execution, delivery and performance by Party B of this Agreement and authorizing Party B to enter into Transactions hereunder; and

(D)               a duly executed certificate of the secretary or assistant secretary of Party B certifying the name and true signature of each person authorized to execute this Agreement and enter into Transactions for Party B.

Part 4.                      Miscellaneous

(a)           Addresses for Notices.  For purposes of Section 12(a) of this Agreement, all notices to a party shall, with respect to any particular Transaction, be sent to its address, telex number or facsimile number specified in the relevant Confirmation, provided that any notice under Section 5 or 6 of this Agreement, and any notice under this Agreement not related to a particular Transaction, shall be sent to a party at its address, telex number or facsimile number specified below; provided, further, that any notice under the Credit Support Annex shall be sent to a party at its address, telex number or facsimile number specified in the Credit Support Annex.

To Party A:

301 South College, DC-8
Charlotte, NC 28202-0600
Attention: Derivatives Documentation Group
Fax: (704) 383-0575
Phone: (704) 383-8778

To Party B:

c/o Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Wilmington, Delaware  19890-1605
Attention:  Corporate Trust Administration

(b)           Process Agent.  For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:  Not applicable

Party B appoints as its Process Agent:  Not applicable.

(c)           Offices.  The provisions of Section 10(a) will apply to this Agreement.

(d)           Multibranch Party.  For the purpose of Section 10(c) of this Agreement, neither party is a Multibranch Party.

(e)           “Calculation Agent” means Party A.

(f)           Credit Support Document.

(i)            For Party A, the following is a Credit Support Document: the Credit Support Annex dated the date hereof (the “Credit Support Annex”) and duly executed and delivered by Party A and Party B in conjunction or contemporaneously with this Schedule, and any Eligible Guarantee, if applicable.

(ii)           For Party B, the following is a Credit Support Document: the Credit Support Annex.

(g)           Credit Support Provider.

(i)           For Party A, Credit Support Provider means the guarantor under any Eligible Guarantee, if applicable.

(ii)          For Party B, none specified.

(h)           Governing Law.  This Agreement will be governed by and construed in accordance with the law (and not the law of conflicts except with respect to §§ 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(i)           Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING IN CONNECTION WITH THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT TO WHICH IT IS A PARTY, OR ANY TRANSACTION.

(j)           Netting of Payments.  Section 2(c)(ii) of this Agreement will apply to all Transactions.

(k)           “Affiliate” has its meaning as defined in Section 14 of this Agreement, provided that Party B shall be deemed to have no Affiliates.

(l)           Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided that this severability provision shall not be applicable if any provision of Section 2, 5, 6, 13 or Part 1(c) (or any definition in Section 14 to the extent it relates to, or is used in or in connection with any such Section or Part) shall be so held to be invalid or unenforceable.

(m)           Single Agreement.  Section 1(c) shall be amended by adding the words “, the credit support annex entered into between Party A and Party B in relation to this Agreement” after the words “Master Agreement.”

(n)           Local Business Day. The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

Part 5.                      Other Provisions

(a)           2006 ISDA Definitions.  This Agreement and each Transaction are subject to the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (the “2006 ISDA Definitions”) and will be governed by the provisions of the 2006 ISDA Definitions.  The provisions of the 2006 ISDA Definitions are incorporated by reference in, and shall form part of, this Agreement and each Confirmation.  Any reference to a “Swap Transaction” in the 2006 ISDA Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement or any Confirmation, and any reference to a “Transaction” in this Agreement or any Confirmation is deemed to be a reference to a “Swap Transaction” for purposes of the 2006 ISDA Definitions.  The provisions of this Agreement (exclusive of the 2006 ISDA Definitions) shall prevail in the event of any conflict between such provisions and the 2006 ISDA Definitions.

(b)           Downgrade Provisions.

(i)               Second Trigger Failure Condition.  So long as the Second Rating Trigger Requirements apply, Party A shall, at its own expense use commercially reasonable efforts, as soon as reasonably practicable, to either (x) furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that maintains the First Trigger Required Ratings and/or the Second Trigger Required Ratings or (y) obtain an Eligible Replacement pursuant to Part 6(a) that assumes the obligations of Party A under this Agreement (through a novation or other assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty.

(ii)                      Collateralization Event.  It shall be a collateralization event (“Collateralization Event”) if (A) either (x) the unsecured, short-term debt obligations of the Relevant Entity are rated below “A-1” by S&P or (y) if the Relevant Entity does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of a Relevant Entity are rated below “A+” by S&P, or (B) either (x) the unsecured, long-term senior debt obligations or financial strength ratings of the Relevant Entity are rated below “A” by Fitch or (y) the unsecured, short-term senior debt obligations or financial strength ratings of the Relevant Entity are rated below “F1” by Fitch.  For the avoidance of doubt, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Collateralization Event, this Agreement and each Transaction hereunder shall continue to be a Swap Agreement for purposes of the Indenture.  Within 10 Local Business Days (unless such Collateralization Event is only with respect to clause (B) above of this Part 5(b)(ii), in which case within 30 calendar days) from the date a Collateralization Event has occurred and so long as such Collateralization Event is continuing, Party A shall, at its sole expense, either (I) post collateral in an amount required to be posted pursuant to terms of the Credit Support Annex (such amount which is the greater of amounts required to be posted by Moody’s, S&P and Fitch), (II) upon satisfaction of the Rating Agency Condition, furnish an Eligible Guarantee of Party A's obligations under this Agreement from a guarantor with ratings specified in the Hedge Counterparty Ratings Requirement or (III) obtain an Eligible Replacement that (x) upon satisfaction of the Rating Agency Condition (as defined below), assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (y) having provided prior written notice to S&P and Fitch, replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty; provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under this Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under this Agreement or new Transactions, as applicable; provided, further, that for the avoidance of doubt the exercise of any remedy under (II) or (III) above shall not preclude the requirements of (I) above until such time as (II) or (III) are satisfied and the exercise of any such remedy shall not preclude the subsequent exercise of one of the other two in lieu thereof.

“Rating Agency Condition” shall mean first receiving prior written confirmation from S&P and Fitch that their then-current ratings of the rated Notes will not be downgraded or withdrawn by such Rating Agency.

(iii)                      Ratings Event.  It shall be a ratings event (“Ratings Event”) if at any time after the date hereof, the Relevant Entity shall fail to satisfy the Hedge Counterparty Ratings Threshold or the Relevant Entity is no longer rated by S&P.  Within 60 calendar days (unless such Ratings Event is only with respect to clause (b) of the definition of “Hedge Counterparty Ratings Threshold”, in which case within 30 calendar days) from the date a Ratings Event has occurred and so long as such Ratings Event is continuing, Party A shall, at its sole expense, either, (A) upon satisfaction of the Rating Agency Condition, furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor with ratings specified in the Hedge Counterparty Ratings Requirement or (B) obtain an Eligible Replacement that (x) upon satisfaction of the Rating Agency Condition, assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (y) having provided prior written notice to S&P and Fitch, replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty; provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under this Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under this Agreement or new Transactions, as applicable.

(iv)                      Downgrade Definitions.

(A)                      “Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

(B)                      “Eligible Replacement” means a Transferee (i) (A) with the First Trigger Required Ratings and/or the Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the First Trigger Required Ratings and/or the Second Trigger Required Ratings and (ii) with the ratings specified in the definition of Hedge Counterparty Ratings Requirement below.

(C)                      “First Trigger Required Ratings” means with respect to an entity, either (i) where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-1” and the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A2” or above by Moody’s or (ii) where the entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A1” or above by Moody’s.

(D)                      “Financial Institution” means a bank, broker/dealer, insurance company, structured investment vehicle, or derivative product company.

(E)                      “Fitch” means Fitch, Inc., Fitch Ratings, Ltd. and their subsidiaries and any successor or successors thereto.

(F)                      “Hedge Counterparty Ratings Requirement” means with respect to the Relevant Entity (including any applicable Credit Support Provider) (a) either (i) the unsecured, short-term debt obligations of the Relevant Entity are rated at least “A-1” by S&P or (ii) if such entity does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Relevant Entity are rated at least “A+” by S&P, and (b) either (i) the unsecured, long-term senior debt obligations of the Relevant Entity are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations of the Relevant Entity are rated at least “F1” by Fitch.

(G)                      “Hedge Counterparty Ratings Threshold” means with respect to the Relevant Entity (including any applicable Credit Support Provider) (a) (I) if such entity is a Financial Institution, either (i) the unsecured,  short-term debt obligations of such entity are rated at least “A-2” by S&P or (ii) if such entity does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of such entity are rated at least “BBB+” by S&P, or (II) if such entity is not a Financial Institution, either (i) the unsecured, short-term debt obligations of the Relevant Entity are rated at least “A-1” by S&P or (ii) if such entity does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Relevant Entity are rated at least “A+” by S&P, and (b) either (i) the unsecured, senior debt obligations or financial strength ratings of such entity, are rated at least “BBB+” by Fitch or (ii) the unsecured, short-term debt obligations (if any) of such entity, are rated at least “F2” by Fitch. For the avoidance of all doubts, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Ratings Event, this Agreement and each Transaction hereunder shall continue to be a Swap Agreement for purposes of the Indenture.

(H)                      “Moody’s” means Moody's Investors Service, Inc.

(I)               “Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

(J)               “Relevant Entity” means Party A and any guarantor under an Eligible Guarantee, if applicable, in respect of all of Party A’s present and future obligations under this Agreement.

(K)                      “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

(L)                        A “Second Trigger Failure Condition” shall occur at any time that no Relevant Entity maintains the Second Trigger Required Ratings.

(M)                      “Second Trigger Required Ratings” means with respect to an entity either (A) where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s, or (B) where such entity is not the subject of a Moody’s Short-term Rating, if the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s.

(c)           Additional Representations.  Section 3 of this Agreement is hereby amended by adding the following Sections 3(g), (h), (i) and (j):

“(g)           Non-Reliance.  For any Relevant Agreement: (i) it acts as principal and not as agent, (ii) it acknowledges that the other party acts only arm’s length and is not its agent, broker, advisor or fiduciary in any respect, and any agency, brokerage, advisory or fiduciary services that the other party (or any of its affiliates) may otherwise provide to the party (or to any of its affiliates) excludes the Relevant Agreement, (iii) it is relying solely upon its own evaluation of the Relevant Agreement (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) and upon advice from its own professional advisors, (iv) it understands the Relevant Agreement and those risks, has determined they are appropriate for it, and willingly assumes those risks, (v) it has not relied and will not be relying upon any evaluation or advice (including any recommendation, opinion, or representation) from the other party, its affiliates or the representatives or advisors of the other party or its affiliates (except representations expressly made in the Relevant Agreement or an opinion of counsel required thereunder); and (vi) if a party is acting as a Calculation Agent or Valuation Agent, it does so not as the other party’s agent or fiduciary, but on an arm’s length basis for the purpose of performing an administrative function in good faith.

“Relevant Agreement” means this Agreement, each Transaction, each Confirmation, any Credit Support Document, and any agreement (including any amendment, modification, transfer or early termination) between the parties relating thereto or to any Transaction.

(h)           Eligibility.  It is an “eligible contract participant” within the meaning of the Commodity Exchange Act (as amended by the Commodity Futures Modernization Act of 2000).

(i)           FDIC Requirements.  If it is a bank subject to the requirements of 12 U.S.C. § 1823(e), its execution, delivery and performance of this Agreement (including the Credit Support Annex and each Confirmation) have been approved by its board of directors or its loan committee, such approval is reflected in the minutes of said board of directors or loan committee, and this Agreement (including the Credit Support Annex and each Confirmation) will be maintained as one of its official records continuously from the time of its execution (or in the case of any Confirmation, continuously until such time as the relevant Transaction matures and the obligations therefor are satisfied in full).

(j)           ERISA.  It is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan as defined in Section 4975(e) of the Internal Revenue Code of 1986, as amended (the “Code”), subject to Title I of ERISA or Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”), (ii) a person or entity acting on behalf of an ERISA Plan, or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.

(d)           Recorded Conversations.  Each party and any of its Affiliates may electronically record any of its telephone conversations with the other party or with any of the other party’s Affiliates in connection with this Agreement or any Transaction, and any such recordings may be submitted in evidence in any proceeding to establish any matters pertinent to this Agreement or any Transaction.

Part 6.                      Additional Terms

(a)           Transfers by Party A.

(i)               Section 7 of this Agreement shall not apply to Party A and, subject to Section 6(b)(ii) (provided that to the extent Party A makes a transfer pursuant to Section 6(b)(ii) it will provide a prior written notice to the Rating Agencies of such transfer) and Part 6(a)(ii), Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without first satisfying the Rating Agency Condition and without the prior written consent of Party B.

(ii)                      Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement through a novation or other assignment and assumption agreement or similar agreement in form and substance reasonably satisfactory to Party B; provided that (A) Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement, (B) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such

Tax, (C) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer, (D) Party A receives confirmation from each Rating Agency (other than Moody’s) that transfer to the Transferee does not violate the Rating Agency Condition, and (E) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury Regulations Section 1.1001.4.  Following such transfer, all references to Party A shall be deemed to be references to the Transferee.

(iii)                      If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 6(a)(ii), Party B shall (at Party A’s cost) at Party A’s written request, take any reasonable steps required to be taken by it to effect such transfer.

(iv)                     Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Part 6(a) will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(b)           Permitted Security Interest.  For purposes of Section 7 of this Agreement, Party A hereby consents to the Permitted Security Interest, subject to the provisions of paragraph (c) below.

“Permitted Security Interest” means the collateral assignment by Party B of the Swap Collateral to the Indenture Trustee pursuant to the Indenture, and the granting to the Indenture Trustee of a security interest in the Swap Collateral pursuant to the Indenture.

“Swap Collateral” means all right, title and interest of Party B in this Agreement, each Transaction hereunder, and all present and future amounts payable by Party A to Party B under or in connection with this Agreement or any Transaction governed by this Agreement, whether or not evidenced by a Confirmation, including, without limitation, any transfer or termination of any such Transaction.

“Indenture Trustee” means U.S. Bank National Association or any successor acting as indenture trustee pursuant to the Indenture.

(c)           Effect of Permitted Security Interest.

(i)               Notwithstanding the Permitted Security Interest, Party B shall not be released from any of its obligations under this Agreement or any Transaction, and Party A may exercise its rights and remedies under this Agreement without notice to, or the consent of the Indenture Trustee or any Noteholder except as otherwise expressly provided in this Agreement.

(ii)                      Party A’s consent to the Permitted Security Interest is expressly limited to the Indenture Trustee for the benefit of the secured parties under the Indenture, and Party A does not consent to the sale or transfer by the Indenture Trustee of the Swap Collateral to any other person or entity (other than a successor to the Indenture Trustee under the Indenture acting in that capacity).

(iii)                     Party B hereby acknowledges that, as a result of the Permitted Security Interest, all of its rights under this Agreement, including any Transaction, have been assigned as collateral to the Indenture Trustee pursuant to the Indenture and notwithstanding any other provision in this Agreement, Party B may not take any action hereunder to exercise any of such rights without the prior written consent of the Indenture Trustee, including, without limitation, providing any notice under this Agreement the effect of which would be to cause an Early Termination Date to occur or be deemed to occur.  If Party B gives any notice to Party A for the purposes of exercising any of Party B’s rights under this Agreement, Party A shall have the option of treating that notice as void unless that notice is signed by the Indenture Trustee acknowledging its consent to the provisions of that notice.  Nothing herein shall be construed as requiring the consent of the Indenture Trustee, or any Noteholder for the performance by Party B of any of its obligations hereunder.

(iv)                     Except as expressly provided in this Agreement, no amendment, modification, or waiver in respect of this Agreement will be effective unless (A) evidenced by a writing executed by each party hereto, and (B) each Rating Agency confirms that the amendment, modification or waiver will not cause the reduction or withdrawal of its then current rating on any Notes under the Indenture, provided that until receipt by Party A of written notice from the Indenture Trustee to the contrary, Party A and Party B may enter into any Transactions hereunder without giving prior notice to, or obtaining the prior consent of, the Indenture Trustee provided that such Transactions meet the requirements of the Indenture.

(d)           Payments.  All payments to Party B under this Agreement or any Transaction shall be made to the appropriate Collection Account under the Indenture as set forth in the related Confirmation.

(e)           Set-off.  Except as otherwise provided in this Schedule, Party A and Party B hereby waive any and all right of set-off with respect to any amounts due under this Agreement or any Transaction, provided that nothing herein shall be construed to waive or otherwise limit the netting provisions contained in Sections 2(c) or 6 of this Agreement, Part 1(k)(vi) of this Schedule or the setoff rights contained in the Credit Support Annex.  Section 6(e) shall be amended by the deletion of the following sentence:  “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off”.

(f)           Indenture

(i)               Party B hereby acknowledges that Party A is a secured party under the Indenture with respect to this Agreement and a third-party beneficiary under the Indenture, and Party B agrees for the benefit of Party A that neither it nor any other Person will take any action (whether in the form of an amendment, a modification, supplement, waiver, approval, consent or otherwise) which may have a material adverse effect with respect to the rights, interest or benefits granted to Party A under the Indenture or the Sale and Servicing Agreement with respect to this Agreement, whether or not this Agreement is specifically referred to or identified therein without the prior written consent of Party A (to the extent such consent is required under the Indenture).

“Indenture” means that certain Indenture, by and among Party B as Issuer, and the Indenture Trustee, dated as of January 1, 2008, as the same may be amended, modified, supplemented or restated from time to time.

(ii)                     On the date Party B executes and delivers this Agreement and on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Indenture is in full force and effect; that Party B is not party to any separate agreement with any of the parties to the Indenture that would have the effect of diminishing or impairing the rights, interests or benefits that have been granted to Party A under, and which are expressly set forth in, the Indenture; that Party B’s obligations under this Agreement are secured under the Indenture; that this Agreement constitutes a “Swap Agreement” under the Indenture; that each Transaction entered into under this Agreement is a Swap Agreement under the Indenture; that Party A constitutes a Swap Counterparty under the Indenture; that no Event of Default (as defined in the Indenture) has occurred and is continuing; that nothing herein violates or conflicts with any of the provisions of the Indenture or any other documents executed in connection therewith.  In addition, on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Transaction meets all of the requirements of the Indenture and does not violate or conflict with any of the provisions of the Indenture or any other documents executed in connection therewith; and that under the terms of the Indenture, neither the consent of the Indenture Trustee nor of any of the Noteholders under the Indenture is required for Party B to enter into that Transaction or for Party A to be entitled for that Transaction to the rights, interests and benefits granted to Party A under the Indenture.

(iii)                     Party B will provide at least 15 Business Days’ prior written notice to Party A of any proposed amendment or modification to the Indenture.

(g)           Consent to Notice & Communications.  Party B hereby consents to the giving to the Indenture Trustee of notice by Party A of Party A’s address and telecopy and telephone numbers for all purposes of the Indenture, and in addition, Party A shall also be entitled at any time to provide the Indenture Trustee with copies of this Agreement, including all Confirmations.  In addition, Party A shall not be precluded from communicating with the Indenture Trustee or any party to, or any third party beneficiary under, the Indenture for the purpose of exercising, enforcing or protecting any of Party A’s rights or remedies under this Agreement or any rights, interests or benefits granted to Party A under the Indenture.

(h)           No Bankruptcy Petition.  Without impairing any right afforded to it under the Indenture as a third party beneficiary, Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period then in effect) following indefeasible payment in full of the Notes.  Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.  This Part 6(h) shall survive termination of this Agreement.

(i)           Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Owner Trustee not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Owner Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

(j)           Party A Rights Solely Against Collateral.  The liability of Party B to Party A hereunder is limited in recourse to the assets of the Trust, and to distributions of interest proceeds and principal proceeds thereon applied in accordance with the terms of the Indenture.   Upon application of and exhaustion of all of the Collateral  in accordance with the Indenture, Party A shall not be entitled to take any further steps against Party B to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished. Notwithstanding the foregoing or anything herein to the contrary, Party A shall not be precluded from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement or the Indenture.  This Part 6(j) shall survive termination of this Agreement.

(k)           Change of Account.  Section 2(b) of this Agreement is hereby amended by the addition of the words “to another account in the same legal and tax jurisdiction as the original account” following the word “delivery” in the first line thereof.

(l)           Notice of Certain Events or Circumstances.  Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 6(l) shall not constitute an Event of Default or a Termination Event.  Each party agrees to provide to the other party any other notice reasonably expected to be provided to facilitate compliance with the terms of this Agreement and the Credit Support Document.

(m)         Regarding Party A.  Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A, as a party to this Agreement, accepts no responsibility for:  (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Swap Counterparty; (iv) the terms of the Notes; (v) the preparation of or passing on the disclosure and other information contained in any offering circular or offering document for the Notes, the Indenture, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Notes; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence.

Part 7.                      Definitions.

All capitalized terms used herein and not defined herein shall have the definitions ascribed to them in the Indenture.

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IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized signatories as of the date hereof.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:  /s/ Bruce Young
Name:  Bruce Young
Title:  Senior Vice President

WACHOVIA AUTO LOAN OWNER TRUST 2008-1
By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By:           /s/  Erik E. Overcash
Name:  Erik E. Overcash
Title:  Financial Services Officer